Exhibit 10.05
GUARANTY
     This Guaranty is made and given as of December 29, 2008 by Glu Mobile Inc. (“Glu” or the “Guarantor”), a Delaware corporation, in favor of Wang Bin and Wang Xin.
R E C I T A L S
     A. WHEREAS, Glu, Maverick Acquisition Corp., a business company incorporated under the laws of the British Virgin Islands (“Sub”), Awaken Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands, Awaken (Beijing) Communications Technology CO. Ltd., a wholly foreign-owned enterprise organized under the laws of the PRC, Beijing Zhangzhong MIG Information Technology Co., Ltd., a domestic limited liability company organized under the laws of the PRC (“MIG”), Beijing Qinwang Technology Co. Ltd., a domestic limited liability company organized under the laws of the PRC, each of Wang Bin, Wang Xin and You Yanli, and the Representative are parties to an Agreement and Plan of Merger dated November 28, 2007 (the “Merger Agreement”) pursuant to which Sub was merged with and into the Company (the “Merger”), with the Awaken Limited being the surviving entity of the Merger, subject to the terms and conditions of the Merger Agreement.
     B WHEREAS, in connection with the Merger, each of Wang Bin and Wang Xin entered into employment agreements with MIG (the “Employment Agreements”).
     C. WHEREAS, the parties to the Merger have agreed to amend certain provisions of the Employment Agreements with respect to the payment of certain bonuses and in connection with such amendment MIG shall issue notes with an aggregate principal amount of $5,000,000 (the “Notes”), to Wang Bin and Wang Xin (the “Noteholders”).
     D. WHEREAS, Guarantor desires to induce the Noteholders to amend the Merger Agreement by providing the Noteholders with this Guaranty.
     NOW THEREFORE, as a material inducement to Noteholders to amend the Merger Agreement and for other good and valuable consideration, Guarantor hereby agrees with Noteholders as follows:
          1. Guaranty. As a material inducement and consideration for Noteholders to amend the Merger Agreement and subject to the provisions of Section 3 hereof, Guarantor hereby guarantees, as a primary obligor and not merely as a surety, and promises to pay Noteholders, or order, on demand, in lawful money of the United States of America, any and all Indebtedness (as hereinafter defined) of MIG to Noteholders when such Indebtedness is due, if (and to the extent that) such Indebtedness is not paid when and as due by MIG. The liability of Guarantor under this Guaranty is exclusive and independent of any security for or other guarantee of the Indebtedness of MIG, whether executed by Guarantor or any other party, and the liability of Guarantor under this Guaranty shall not be affected or impaired by (a) any other continuing or other guaranty, or undertaking or liability of Guarantor or of any other party as to any Indebtedness of MIG; (b) any payment on or in reduction of any other guaranty or undertaking; (c) any dissolution or liquidation of Guarantor; or (d) any payment made on the Indebtedness which Noteholders repays to MIG pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceeding, and Guarantor hereby waives any right to the deferral or modification of Guarantor’s obligations hereunder by virtue of any such proceeding.
          2. Indebtedness Defined. The word “Indebtedness” as used herein means any and all debts, obligations, or liabilities of MIG to Noteholders under the Notes (including but not limited to principal and accrued interest) whether or not recovery of such Indebtedness may now be or may hereafter become barred by any statute of limitations, or whether such Indebtedness may now be or may hereafter otherwise become unenforceable against, or uncollectible from, MIG for any reason, including but not limited to MIG’s bankruptcy or insolvency.
          3. Security. Concurrently herewith, the Guarantor, each of the parties listed on the Schedule of Secured Parties attached to the Security Agreement (defined below) and Wang Xin, as Collateral Agent for the benefit of the Secured Parties are entering into a Security Agreement dated of even date herewith (the “Security Agreement”) under which Guarantor is granting Noteholders a security interest in and to the Collateral (as such term is defined in the Security Agreement) to secure Guarantor’s performance of this Guaranty.
          4. Separate and Independent Obligations; Certain Waivers. The obligations of Guarantor under this Guaranty are separate and independent of the obligations of MIG under the Notes and a separate action or actions may be brought and prosecuted against Guarantor, whether or not any action is brought against MIG or whether MIG be joined in any such action or actions; and Guarantor hereby waives the benefit of any statute of limitations affecting its liability under this Guaranty or under the Security Agreement or the enforcement of this Guaranty, to the maximum extent permitted by law. Any partial payment by MIG or other circumstances which operate to toll any statute of limitations as to MIG will operate to toll the statute of limitations as to Guarantor.
          5. Authorization. Guarantor authorizes Noteholders, without notice or demand or any further or additional consent of Guarantor, and without affecting Guarantor’s liability hereunder, to at any time and/or from time to time renew, extend, accelerate or otherwise change the time for payment of, or otherwise change or modify the terms of, any Indebtedness or any part thereof, and Guarantor agrees that no such renewal, extension, acceleration, or other change shall relieve Guarantor of any of Guarantor’s obligations or liabilities hereunder.
          6. Waivers of Guarantor. Guarantor expressly waives any right to require Noteholders to: (a) proceed against MIG, or to proceed against MIG prior to proceeding against Guarantor under this Guaranty or otherwise; (b) proceed against any other party or guarantor; (c) protect, preserve or perfect any of Noteholders’ rights in or to, or to proceed against, or exercise any rights or remedies of a secured creditor with respect to, or to exhaust, any collateral, security, mortgage, deed of trust, security interest or lien held by Noteholders in any assets or properties of MIG; or (c) pursue any other right or remedy in Noteholders’ power whatsoever with respect to the Notes. Noteholders may, at its election, exercise or refrain from exercising any right or remedy it may have against MIG, without thereby affecting or impairing in any way Guarantor’s liability hereunder, except to the extent that MIG has reduced the amount of the Indebtedness. In addition, Guarantor hereby also waives: (a) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of such Guarantor against MIG or any such security; (b) any defense arising by reason of any disability or other defense of MIG or by reason of the cessation from any cause whatsoever of the liability of MIG to Noteholders; and (c) all presentments, demands for performance, notices of nonperformance, protests, notice of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Indebtedness.
          7. Guarantor’s Understanding. Guarantor warrants and agrees that each of the authorizations and waivers set forth in Sections 5 and 6 above are made with Guarantor’s full knowledge and understanding of their significance and consequences, and that under the circumstances, such authorizations and waivers are reasonable and not contrary to public -policy or law. If any of said authorizations or waivers are determined to be contrary to any applicable law or public policy, such authorizations and waivers will nevertheless be effective to the fullest extent permitted by law or public policy.
          8. Subrogation. Until all Indebtedness shall have been paid in full, Guarantor will have no right of subrogation to any right of Noteholders against MIG, and Guarantor waives any right to enforce any remedy which Noteholders now has or may hereafter have against MIG, and waives any benefit of, and any right to participate in, any security now or hereinafter held by Noteholders.
          9. Information. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of MIG and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness and agrees that Noteholders will have no duty to advise Guarantor of any information regarding such condition or any such circumstances.
          10. Jurisdiction; Venue. Guarantor, by its execution of this Guaranty, hereby irrevocably submits to the in personam jurisdiction of the state courts of the State of New York and of the United States District Court that is located in New York, New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Guaranty or the Security Agreement.
          11. Amendment; Waiver. No amendment or modification of this Guaranty may be made unless it is set forth in writing and signed by both Guarantor and the Noteholders. No waiver of any right of Noteholders under this Guaranty will be effective unless expressly set forth in a writing signed by Noteholders. No course of dealing between the parties will operate as a waiver of Noteholders’ rights under this Guaranty. A waiver by Noteholders on any one occasion will not be construed as a bar to or waiver by Noteholders of any right or remedy on any future occasion.
          12. Successors and Assigns. The provisions of this Guaranty will inure to the benefit of, and be binding on, each party’s respective heirs, successors and assigns; except that Guarantor may not assign or delegate any of its rights or obligations under this Guaranty without Noteholders’ prior written consent.
          13. Severability. The invalidity or unenforceability of any term or provision of this Guaranty will not affect the validity or enforceability of any other term or provision hereof. The headings in this Guaranty are for convenience of reference only and will not alter or otherwise affect the meaning of this Guaranty.

          14. Execution in Counterparts. This Guaranty may be executed in any number of counterparts, which together will constitute one instrument.
          15. Governing Law. This Guaranty will be governed by and construed in accordance with the internal laws of the State of New York as applied to agreements between residents thereof to be performed entirely within such State, without reference to that body of law relating to conflict of laws or choice of law.
          16. Entire Agreement. This Guaranty and the aforementioned Security Agreement will constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior understandings or agreements regarding such subject matter.

     IN WITNESS WHEREOF, the undersigned Guarantor has executed and delivered this Guaranty effective as of the date first above written.

Accepted by:

WANG BIN	GUARANTOR

By: /S/ Wang Bin	By: /S/ L. Gregory Ballard

Name: L. Gregory Ballard

Title: Chief Executive Officer

WANG XIN

By: /S/ Wang Bin